UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB PRIVATE CREDIT INVESTORS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AB PRIVATE CREDIT INVESTORS CORPORATION

1345 Avenue of the Americas, 41st Floor

New York, New York 10105

SUPPLEMENT TO

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held on September 25, 2020

On August 17, 2020, AB Private Credit Investors Corporation (the “Fund”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), which was recently distributed in connection with the Fund’s Annual Meeting of Stockholders scheduled for September 25, 2020 (the “Annual Meeting”). The Fund is filing this supplement (this “Supplement”) to its Proxy Statement solely to correct inadvertent errors in (i) the number of shares of common stock, par value $0.01 per share (“Shares”) disclosed as outstanding as of the Record Date for the Annual Meeting on page 2 of the Proxy Statement under the heading “Record Date” and page 12 of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”; (ii) the Record Date for the Annual Meeting on page 2 of the Proxy Statement under the heading “Record Date”; and (iii) the number of holders of record on page 2 of the Proxy Statement under the heading “Record Date.” The correct number of Shares outstanding is 19,879,074.296, the Record Date is August 13, 2020 and the number of holders of record is 2,214. Accordingly, the references on pages 2 and 12 are hereby replaced as follows:

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Record Date

Only stockholders of record as of the close of business on August 13, 2020, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, there were 19,879,074.296 issued and outstanding Shares held by 2,214 holders of record.

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The following table sets forth, as of August 13, 2020, the beneficial ownership of each current director, the nominees for director, the Fund’s executive officers, each person known to us to beneficially own 5.0% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

The percentage ownership is based on 19,879,074.296 shares of common stock outstanding as of August 13, 2020. As of such date, there were no shares of common stock subject to warrants or other convertible securities outstanding. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The address for each listed individual is AB Private Credit Investors Corporation, 1345 Avenue of the Americas, 41st Floor, New York, NY 10105.

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The correction of the number of shares outstanding as of the Record Date has no effect on the beneficial ownership percentages as reported in the Proxy Statement in the table under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Important Information

This Supplement should be read in conjunction with the Fund’s Proxy Statement filed with the SEC on August 17, 2020. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.

The date of this Supplement is August 25, 2020.